                                                                    EXHIBIT 10.5
                                                                    ------------

                         SALOMON BROTHERS REALTY CORP.
                           Seven World Trade Center
                           New York, New York 10048



                                                   March 31, 1998


New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612

Attention: Mr. Brad Morrice
           President & General Counsel

Ladies and Gentlemen:

           This letter agreement (the "Letter Agreement") confirms the understanding and agreements among New Century Mortgage Corporation ("New Century"), Salomon Brothers Realty Corp. ("Salomon") and Salomon Brothers Inc ("SBI"), under the terms set forth herein, regarding (i) New Century's agreement to securitize certain fixed and adjustable rate, one-to-four family, first and second lien mortgages (the "Mortgage Loans") either (a) using Salomon Brothers Mortgage Securities VII Inc. ("SBMSI") or (b) pursuant to a shelf registration filing of New Century in connection with pass-through transfers with respect to which SBI or one of its affiliates is the sole underwriter and (ii) Salomon's agreement to provide an aggregation line to New Century in connection with certain mortgage loans that are originated by New Century.

           1.  Mortgage Loans.
               --------------

           (a) In General.  New Century hereby agrees to securitize Mortgage
               ----------
Loans with an unpaid principal balance, as of the date of securitization, of not less than $1,000,000,000 between April 1, 1998 and March 31, 1999 securitized through a program of securitizations (the "Securitizations") of AAA and Aaa-rated mortgage-backed securities (the "Securities") either (i) using SBMSI or
(ii) pursuant to a shelf registration filing of New Century in connection with passthrough transfers with respect to which Salomon or one of its affiliates is the sole underwriter.

           (b) Servicing of the Mortgage Loans.  Unless otherwise agreed to
               -------------------------------
between Salomon and New Century, New Century shall service the Mortgage Loans itself or subservice the Mortgage Loans through Comerica or such other sub-servicer which Salomon has accepted in writing, as the sub-servicer (the "Sub-Servicer"); provided that, Salomon shall have the right to perform due diligence on any entity appointed as servicer or sub-servicer of the Mortgage Loans (including Comerica) and may require New Century to select another servicer or subservicer to the extent that Salomon is not satisfied with the results of such due diligence. The Mortgage Loans shall be serviced in accordance with the servicing provisions specified in the Pooling and Servicing Agreement, Series 1997-NC5 dated as of November 1, 1997 among U.S.

New Century Mortgage Corporation
March 31, 1998                                                           Page 2.


Bank National Association, SBMSI and New Century. New Century or the Sub-Servicer shall remit payments of principal and interest to Salomon on a date prior to the 25th day of each month beginning with the month after the Settlement Date (as defined in Section 3(a)) to permit remittances to certificateholders on the 25th day of each month in connection with a securitization, shall enforce "due-on-sale" provisions to the extent permitted by law, shall administer all escrow/impound deposits, shall pay compensating interest on principal prepayments in any month up to the amount of its servicing compensation in such month, and shall make all servicing advances on any Mortgage Loan (including advances of delinquent principal and interest payments) on the Mortgage Loans. New Century or the Sub-Servicer shall be required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans through foreclosure and in connection with any properties acquired by the related trustee in any securitization transaction through liquidation of such properties, subject to New Century's or the Sub-Servicer's determination regarding recoverability. The Mortgage Loans shall be serviced for a servicing fee equal to .50% per annum payable monthly on the then-outstanding principal balance of each Mortgage Loan (the "Servicing Fee"). Any fee payable to the Sub-Servicer shall be paid by New Century without any right of reimbursement by Salomon. Any Sub-Servicer (including Comerica) shall execute a letter agreement recognizing Salomon's interest in the Mortgage Loans in the form of Exhibit A.

          (c)    Conditions Precedent to Mortgage Loan Purchases.  Salomon's
                 -----------------------------------------------
obligation to purchase any Mortgage Loans which it accepts for its Aggregation Line (as defined in Section 3(a)) shall be subject to each of the following conditions:

               (i) there shall have been delivered to Salomon a Trust Receipt issued by First Bank National Association ("First Bank") with a mortgage loan schedule attached thereto and an exception report which is acceptable to Salomon in its sole discretion;

              (ii) Salomon shall have had an opportunity to perform a due diligence review of each Mortgage Loan and shall have arranged for reappraisals of value with respect to each Mortgage Loan if desired by Salomon; and

             (iii) New Century shall have provided to Salomon such other documents which are then required to have been delivered under the Purchase and Sale Agreement (as defined in Section 3(a)) or which are reasonably requested by Salomon, which other documents may include UCC financing statements, a favorable opinion or opinions of counsel with respect to matters which are reasonably requested by Salomon, and/or an officer's or secretary's certificate.

New Century Mortgage Corporation
March 31, 1998                                                           Page 3.


          2.  Securitizations.
              ---------------

          (a) In General.  As noted above, New Century shall meet its commitment
              ----------
to Salomon with respect to not less than $1,000,000,000 in Mortgage Loans between April 1, 1998 and March 31, 1999 by using a shelf registration statement of SBMSI or New Century pursuant to transactions in which SBI or an affiliate of SBI shall act as the sole underwriter. Sales of whole Mortgage Loans by New Century to Salomon shall not be counted toward the $1,000,000,000 commitment. New Century will pay to SBI promptly upon the closing of each Securitization an underwriting discount equal to the product of (i) the applicable Underwriting Fee Percentage (as defined herein) multiplied by (ii) the aggregate unpaid principal balance of the Mortgage Loans subject to such Securitization (the "Underwriting Fee"). The "Underwriting Fee Percentage" with respect to each Securitization shall be three-eighths of one percent (0.375 %); provided however, the Underwriting Fee Percentage shall be one-fourth of one percent (0.25 %) if a Securitization is fully wrapped by a bond insurer. If in any six-month period commencing with the period from April 1, 1998 through September 30, 1998, and thereafter on a semiannual basis, New Century fails to pay SBI a cumulative Underwriting Fee of at least $1,875,000, New Century shall pay to SBI on the last business day of such period an amount equal to (i) $1,875,000 less
(ii) the cumulative Underwriting Fee for such period; provided, however, that any Underwriting Fees paid by New Century in any quarter in excess of $1,875,000 shall be carried forward and applied toward New Century's Underwriting Fee commitment hereunder; provided, further, that the minimum semiannual Underwriting Fee commitment shall not apply in any such period in which New Century utilizes SBI as the exclusive underwriter for all securitizations completed by New Century during such period. In addition, if on March 31, 1999, New Century has not paid to SBI a cumulative Underwriting Fee of at least $3,750,000, New Century shall pay to SBI on the last business day of such period an amount equal to (i) $3,750,000 less (ii) the cumulative Underwriting Fee.

     In addition to those fees described above, in the event SBI sells on behalf of New Century a CE Bond (as defined below), SBI shall receive a fee equal to
2.0 % of the proceeds of the CE Bond, and, if SBI sells on behalf of New Century a NIMS bond, SBI shall receive a fee equal to 2.0% of the stated principal balance of such bond.

          (b) Expenses.  New Century shall pay all reasonable costs and expenses
              --------
arising from the preparation for and execution of the Securitizations, including but not limited to, the fees and disbursements of legal counsel (including investor's counsel in any private placement, if retained), rating agency fees (including those fees associated with the annual monitoring of previously closed Securitizations), credit enhancement fees, SEC registration fees (or equivalent ratable fees of a Salomon affiliate in lieu thereof if such affiliate's shelf registration is utilized), auditors' fees, due diligence expenses (other than SBI's), costs of preparing and printing any offering documents and trustee fees, etc. SBI shall be responsible for the fees and disbursements of its own legal counsel and any due diligence expenses incurred by SBI. It is understood and agreed that New Century may require that the parties incurring or charging such costs and

New Century Mortgage Corporation
March 31, 1998                                                           Page 4.


expenses agree in advance that they are payable or reimbursable by New Century only to a specified reasonable extent or cap.

          (c) Information.  New Century will furnish SBI with all financial and
              -----------
other information concerning New Century as SBI deems reasonably appropriate in connection with the performance of the services contemplated by this letter, including (without limitation) "Monthly Cash Flow Projections and Sensitivity Analyses", and in that connection will provide SBI with reasonable access during normal business hours to New Century's officers, directors, employees, accountants, and other representatives. New Century acknowledges and confirms that SBI (i) will rely on such information in the performance of the services contemplated by this letter without independently investigating or verifying any of it and (ii) assumes no responsibility for the accuracy or completeness of such information.

          (d) Offering Documents.  In connection with each Securitization, New
              ------------------
Century will be solely responsible for the contents of any private placement memorandum, prospectus supplement or other offering document used in connection with the placement of the Securities (as such documents may be amended or supplemented and including any information incorporated therein by reference, the "Offering Document") and any and all other written communications provided by, or authorized to be provided on behalf of, New Century to any actual or prospective purchaser of the Securities except to the extent such contents of the Offering Document are provided by SBI in writing expressly for use in the Offering Document and provided that any statistical, tabular or similar information, including computer runs, initially prepared by or on behalf of SBI (but as to which SBI is not taking responsibility in the Offering Document) shall have been verified by New Century's independent public accountants. New Century shall represent and warrant that the Offering Document and such other written communications will not, as of the date of the offer or sale of the Securities or the closing date of any such sale, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such representation and warranty will not cover information provided in writing by SBI for use specifically in such Offering Document. New Century shall authorize SBI to provide the Offering Document to prospective purchasers of the Securities. If at any time prior to the completion of the offer and sale of the Securities an event occurs as a result of which the Offering Document (as then supplemented or amended) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, New Century will promptly notify SBI of such event and SBI will suspend solicitations of prospective purchasers of the Securities until such time as New Century shall prepare (and New Century agrees that, if it shall have notified SBI to suspend solicitations after orders have been accepted from prospective purchasers, it will promptly prepare) a supplement or amendment to the Offering Document which corrects such statement or omission.

          (e) Indemnification.  New Century agrees to indemnify and hold
              ---------------
harmless SBI and each person who controls Salomon within the meaning of either the Securities Act of 1933, as

New Century Mortgage Corporation
March 31, 1998                                                           Page 5.


amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, suffered or incurred which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any revision or amendment thereof or supplement thereof or arise out of or are based upon the omission or alleged omission to state in the Offering Document or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in any Offering Document or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                ---------
however that New Century shall not be liable to SBI or any person who controls
-------
SBI to the extent that any misstatement or alleged misstatement or omission or alleged omission was made in reliance upon and in conformity with the information provided in writing to New Century by SBI specifically for inclusion in the Offering Document. This indemnity agreement will be in addition to any liability which New Century may otherwise have.

          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2(e) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the parties entitled to indemnification thereunder shall be entitled to contribution for the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which it or they may be subject, except that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, consideration shall be given to the relative benefits and also the relative fault of the party in connection with the statements or omissions that resulted in losses, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent the breach, and any other equitable considerations appropriate under the circumstances. For purposes of this Section 2(e), each person who controls SBI within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as SBI. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against New Century under this Section 2(e), notify New Century, but the omission to so notify New Century shall not relieve New Century from any other obligation it may have hereunder or otherwise than under this Section 2(e).

          (f) All financial data and other documentation prepared by SBI in connection with the transactions contemplated hereby (including, without limitation, any computer models, cash flow analyses, and any documentation prepared by counsel for SBI) shall be proprietary to SBI. Except as otherwise required by law, neither New Century, any New Century affiliate, nor any person acting on behalf of any of them (including, without limitation, counsel and the independent accountants to New Century) shall disseminate, distribute, or otherwise make available such data

New Century Mortgage Corporation
March 31, 1998                                                          Page 6.


or documentation without SBI's prior written consent (other than New Century making such data available to any New Century affiliate, its counsel or its independent accountants, in each case on a need-to-know basis).

     This Section 2 shall survive the termination of this Letter Agreement.

     3.   Aggregation Line.
          ----------------

     (a) In General.  In addition to the rights provided to SBI pursuant to
         ----------
Sections 1 and 2 of this Letter Agreement, Salomon shall make available to New Century an aggregation line (the "Aggregation Line") pursuant to which Salomon shall simultaneously purchase from, and sign a forward commitment to resell to, New Century Mortgage Loans that are deemed acceptable for such Aggregation Line as set forth below. The Aggregation Line shall be more fully documented pursuant to the Mortgage Loan Purchase and Sale Agreement (the "Purchase and Sale Agreement") to be entered into between New Century and Salomon, which shall be substantially similar in form to the Mortgage Loan Purchase and Sale Agreement dated November 4, 1996 between New Century and Salomon but shall provide for servicing of the Mortgage Loans by New Century and require that, upon a Termination Event (as defined in Section 5) principal and interest collections be held in a segregated bank account acceptable to Salomon pending remittance to Salomon. Under the Purchase and Sale Agreement, New Century will make standard secondary market corporate representations and warranties as of the date such Purchase and Sale Agreement is executed and as of any settlement date for the purchase and sale of any Mortgage Loans pursuant to such Purchase and Sale Agreement (each such date, a "Settlement Date") and New Century shall make standard secondary market representations and warranties with respect to each Mortgage Loan as of the Settlement Date on which such Mortgage Loan is sold to Salomon. In the event that New Century satisfies its obligations under the terms of this Letter Agreement, the Aggregation Line shall terminate on the last day of the calendar quarter in which New Century satisfies its obligations to Salomon pursuant to Section 1(a) of this Letter Agreement.

          The Purchase Price with respect to each Mortgage Loan which conforms to the Underwriting Standards of New Century which were most recently reviewed and approved by Salomon and which is not a Problem Mortgage Loan (as defined in Section 3(b)) or a Non-Standard Mortgage Loan (as defined in Section 3(c)) (a "Standard Mortgage Loan") shall be equal to the market value of such Mortgage Loan, as determined by Salomon acting in good faith. The Purchase Price for each Non-Standard Mortgage Loan shall be equal to the lesser of (i) the market value of such Mortgage Loan as determined by Salomon acting in good faith or
(ii) the amount determined in accordance with the provisions of Section 3(c)(iii) of this Letter Agreement. Unless Salomon provides notice to New Century and First Bank pursuant to this section, the Purchase Price for each Standard Mortgage Loan shall be equal to at least 103 % of the unpaid principal balance of such Standard Mortgage Loan, and the Purchase Price for each other Mortgage Loan shall be equal to at least the minimum percentage of the unpaid principal balance of such Mortgage Loan that is specified in the financing agreements between New Century and First Bank. In order for Salomon to determine when notice is required to be delivered to First Bank pursuant

New Century Mortgage Corporation
March 31, 1998                                                        Page 7.


to this section, New Century shall forward to Salomon copies of the financing agreements between New Century and First Bank.

          The repurchase price shall reflect the agreed upon return to Salomon for providing the Aggregation Line (the "Aggregation Cost"). With respect to any Mortgage Loan which is a Standard Mortgage Loan, the Aggregation Cost shall equal One Month LIBOR plus 1.25 %. With respect to any Problem Mortgage Loan or Non-Standard Mortgage Loan, or in the event that New Century sells any Mortgage Loan which is subject to the Aggregation Line to a party other than Salomon, the Aggregation Cost shall equal One Month LIBOR plus 2.00 %; provided, however, with respect to any second lien Mortgage Loans with a combined loan-to-value ratio greater than 95 % (to a maximum of 125 %) the Aggregation Cost shall equal One Month LIBOR plus 2.50%. In the event that a Mortgage Loan is sold to a party other than Salomon, the Mortgage Loan shall be subject to the foregoing increased rate from the day such Mortgage Loan became subject to the Aggregation Line until the date of the sale to such third party. A copy of the letter with the terms to the sale to such third party shall be delivered to Salomon. New Century shall retain principal and interest on any Mortgage Loans subject to the Aggregation Line.

          The Aggregation Line, inclusive of any Problem Mortgage Loans, Non-Standard Mortgage Loans and Mortgage Loans described in Sections 3(c)(ii) and 4(b), at any one time shall be limited to $600 million in amount of Mortgage Loans and shall have a term of one month. The maximum amount of Problem Mortgage Loans and Non-Standard Mortgage Loans in the Aggregation Line shall not exceed $120 million at any one time.

          New Century shall have the right to add Mortgage Loans to the Aggregation Line up to four times each month. Standard Loans may be removed from the Aggregation Line twice a month (one of which shall be on the roll date). Problem Mortgage Loans and Non-Standard Mortgage Loans may be removed from the Aggregation Line with two weeks prior written notice by New Century to Salomon.

          Salomon shall provide not less than twenty eight days' prior notice to New Century and First Bank (or such other warehouse lender as directed by New Century) in the event that Salomon elects to not renew the Aggregation Line for any month.

          (b)  Problem Mortgage Loans.   Salomon, in its sole discretion, may
               ----------------------
determine that a Mortgage Loan is (x) of insufficient quality to be financed or purchased, (y) missing documentation or other information and such problem is not cured by New Century in sixty days or (z) a loan which is delinquent at the time of financing by Salomon, which becomes delinquent during such financing by Salomon or was more than thirty days delinquent on one or more occasions in the prior twelve months (each such Mortgage Loan, a "Problem Mortgage Loan"). Problem Mortgage Loans shall be subject to the following qualifications with respect to the Aggregation Line:

New Century Mortgage Corporation
March 31, 1998                                                           Page 8.


            (i) the maximum Aggregation Line with respect to Problem Mortgage Loans shall equal $42 million as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket; and

           (ii) the Purchase Price shall be equal to (A) for the first sixty-day period after purchase, 90% of the unpaid principal balance of the Problem Mortgage Loan as of the date of purchase and (B) thereafter, 90% of the unpaid principal balance of the Problem Mortgage Loan, minus 20 % of the unpaid principal balance of such Problem Mortgage Loan for each additional month after the initial sixty-day period.

In the event that Salomon determines in its sole discretion that any Problem Mortgage Loan has ceased to be a Problem Mortgage Loan, such Mortgage Loan shall be treated as a Standard Loan or a Non-Standard Mortgage Loan, as the case may be, as of the first day of the month following such determination.

          (c) Non-Standard Mortgage Loans.  "Non-Standard Mortgage Loans" are
              ---------------------------
defined as any Mortgage Loan (x) with an unpaid principal balance in excess of $1,000,000; or (y) that has a loan-to-value ratio in excess of 85.00 % (up to a maximum of 95.00 %); provided, however, at its option, Salomon may deem a Mortgage Loan with an unpaid principal balance of no more than $1,500,000 to be a Standard Loan. In addition, if (i) Mortgage Loans with a loan-to-value ratio greater than 80 % (but not more than 85 %) have an aggregate unpaid principal balance in excess of $120 million and (ii) Mortgage Loans with unpaid principal balances greater than $500,000 and less than or equal to $1,500,000 have an aggregate unpaid principal balance in excess of $42 million, such excess amounts shall be deemed "Non-Standard Mortgage Loans". No Mortgage Loan shall be subject to the terms of the Aggregation Line if the unpaid principal balance of such Mortgage Loan exceeds $1,500,000 or if such Mortgage Loan has a loan-to-value ratio greater than 95 % if it is a first lien or a combined loan-to-value ratio greater than 125% if it is a second lien. Non-Standard Mortgage Loans shall be subject to the following qualifications with respect to the Aggregation
Line:

            (i) the maximum Aggregation Line with respect to Non-Standard Mortgage Loans shall equal $78 million (of which no more than $30 million shall have unpaid principal balances greater than $1,000,000 (including any Problem Loans with unpaid principal balances greater than $500,000) and no more than $42 million shall be Mortgage Loans with a loan-to-value ratio in excess of 85.00% (up to a maximum of 95.00%)), as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket;

New Century Mortgage Corporation
March 31, 1998                                                           Page 9.


           (ii) the maximum Aggregation Line with respect to second lien Mortgage Loans shall equal $25 million for second lien Mortgage Loans with a combined loan-to-value ratio in excess of 95.00% (up to a maximum of 125.00%), as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket, and Mortgage Loans provided for in this clause (ii) shall not be applied to the $42 million limit in the preceding clause (i); and

          (iii) with respect to first lien Mortgage Loans, the Purchase Price for the first sixty days shall be the market value of such Mortgage Loans as determined by Salomon acting in good faith, and thereafter, the Purchase Price shall decrease by 20 % of such market value and by an additional 20 % thereof for each succeeding month (to zero at the fifth such reduction); and with respect to second lien Mortgage Loans, the Purchase Price for the first sixty days shall be the market value of such Mortgage Loan as determined by Salomon acting in good faith, and thereafter, the maximum Purchase Price shall decrease by 20 % of such market value and by an additional 20 % thereof for each succeeding month (to zero at the fifth such reduction).

          (d) Mortgage Loan Schedule. No Mortgage Loan shall be included in the
              ----------------------
Aggregation Line unless New Century shall have delivered to Salomon at least 72 hours prior to such inclusion, a magnetic tape, in a format acceptable to Salomon, consisting of the loan characteristics agreed upon by Salomon and New Century with respect to each Mortgage Loan.

          (e) Marketing of Mortgage Loans.  Salomon may market the Problem
              ---------------------------
Mortgage Loans and Non-Standard Mortgage Loans on New Century's behalf for a purchase price acceptable to New Century and shall provide New Century with a copy of a trade ticket or letter of intent with respect to any commitment to sell such Mortgage Loans. New Century must advise Salomon within sixty days after inclusion of each Mortgage Loan in the Aggregation Line of the course of action it intends to take with respect to such Mortgage Loan (i.e., securitization, whole loan sale, etc.).

          (f) Hedging.  New Century agrees to establish one or more securities
              -------
or commodities accounts at SBI and to enter into transactions in such accounts (and only in such accounts) that are intended to hedge the interest rate risk on the fixed-rate Mortgage Loans included in the Aggregation Line.

          4.  (a)  Financing of CE Bonds.  Salomon or an affiliate shall
                   ---------------------
provide a financing facility for the CE bonds (the "CE Bonds") created by the asset-backed structure on any New Century securitizations which SBI has acted as the sole underwriter pursuant to this Letter Agreement. Such facility shall provide for financing at a rate equal to 75% of the present value

New Century Mortgage Corporation
March 31, 1998                                                          Page 10.


of the CE Bonds, as determined by Salomon. The CE Bonds shall be financed by Salomon or an affiliate at a financing fee equal to One Month LIBOR plus 1.50 % and will be subject to standard provisions of the PSA master repurchase agreement. In addition, if New Century terminates its relationship with Greenwich Capital Financial Products, Inc. ("Greenwich"), Salomon or an affiliate shall provide such facility with respect to the CE bonds created by New Century's fixed rate transactions with Greenwich. Such terms shall be acceptable to Salomon. In connection therewith, Salomon agrees to reduce by one-eighth (0.125 %) of one percent the interest rate on the fixed rate loans included in the Aggregation Line over the term of this Aggregation Line to the extent necessary to refund the "termination fee" New Century has agreed to pay to Greenwich (and to the extent any amounts remain after the termination of the line, Salomon shall pay such shortfall). Such fee shall be calculated based upon an assumed underwriting fee of 0.25 % on an assumed deal with an unpaid principal balance of $100,000,000.

          (b) Financing of Trigger Buybacks.  Salomon shall purchase under the
              -----------------------------
Aggregation Line mortgage loans which are repurchased by New Century based upon trigger buybacks in effect pursuant to the pooling and servicing agreements for SBMSVII 1997-NC 1, 1997-NC2, 1997-NC3 and New Century Home Equity Loan Trust Series 1997-NC5. The maximum aggregate outstanding Purchase Price will be $10,000,000. Such mortgage loans will be deemed Problem Mortgage Loans in the Aggregation Line and will be financed by Salomon in the same manner as Problem Mortgage Loans. The pricing for these purposes will be at the market value as determined by Salomon acting in good faith.

          5.   Termination.
               -----------

          (a) New Century shall have the right to terminate its obligations hereunder upon (i) any material default by Salomon of its obligations under this Letter Agreement which is not cured within 30 days following written notice of such default to Salomon by New Century or (ii) the payment by New Century to Salomon of a termination fee equal to 0.25 % times the unfulfilled volume commitment hereunder.

          (b) Salomon shall have the right to terminate this Letter Agreement upon the occurrence of any of the following events (each, a "Termination Event"):
            (i) the judgment by Salomon in good faith that a material adverse change has occurred with respect to the business, properties, assets or condition (financial or otherwise) of New Century;

           (ii) Salomon shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of New Century and such information and/or responses shall not have been provided within three business days of such request;

New Century Mortgage Corporation
March 31, 1998                                                          Page 11.

          (iii) Either (A) a change in control of New Century shall have occurred other than in connection with and as a result of the issuance and sale by New Century of registered, publicly offered common stock; or (B) Salomon determines in its sole discretion that any material adverse change has occurred in the management of New Century;

           (iv) There is (A) a material breach by New Century of any representation and warranty contained in the Purchase and Sale Agreement, other than a representation or warranty relating to particular Mortgage Loans, and Salomon has reason to believe in good faith either that such breach is not curable within 30 days or that such breach may not have been cured in all material respects at the expiration of 30 days following discovery thereof by New Century or (B) a failure by New
                                                  --
                 Century to make any payment payable by it under the Purchase and Sale Agreement or (C) any other failure by New Century to
                                    --
                 observe and perform in any material respect its material covenants, agreements and obligations with Salomon, including without limitation those contained in the Purchase and Sale Agreement, and Salomon has reason to believe in good faith that such failure may not have been cured in all material respects at the expiration of 30 days following discovery thereof by New Century;

            (v) There shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of Salomon, impracticable to continue the commitment; or

           (vi) New Century to provide written notification to Salomon of any change in its loan origination, acquisition or appraisal guidelines or practices, or New Century, without the prior consent of Salomon (which shall not be unreasonably withheld), amends in any material respect its loan origination, acquisition or appraisal guidelines or practices;

provided, that Salomon shall have the right to dispose of any collateral held by Salomon pursuant to this Letter Agreement. In connection with a Termination Event under this Paragraph 5, Salomon shall have the right to transfer servicing to another servicer (which such servicer shall not be Option One Mortgage Corporation, Long Beach Mortgage Company or Ameriquest Mortgage Company) without payment of any fee to New Century; provided, however, Salomon shall pay all costs associated with such servicing transfer. New Century will cooperate in good faith to effect such servicing transfer.

New Century Mortgage Corporation
March 31, 1998                                                          Page 12.

     (c) Subject to the provisions of Paragraph 3 of this Letter Agreement, this Letter Agreement shall terminate upon the earlier of (i) satisfaction of the $1,000,000,000 commitment and (ii) March 31, 1999; provided that the CE "repo" facility provided for in Section 4 shall continue under its terms; provided, further, that Salomon may, in its sole discretion, extend the terms of this Letter Agreement until such time that New Century has been able to fulfill its commitment without payment of a termination fee.

          Notwithstanding any other provision of this Section 5, any grace or notice period provided herein in respect of a notice to be given or action to be taken by Salomon may be shortened or eliminated by Salomon if, in its sole good faith discretion, it is unreasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the Mortgage Loans or other Securities involved, the extent and nature of any Termination Event (or events which with the giving of such notice and passage of time would constitute Termination Events) and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

          6.   General Provisions.
               ------------------

          (a)  SBI's Discretion.  It is understood that SBI shall have absolute
               ----------------
discretion in determining whether to accept or reject any proposed offer or proposal to securitize any Mortgage Loan. Notwithstanding the foregoing, however, subject to New Century's representations, warranties and covenants as set forth herein and in any related agreements, all Standard Mortgage Loans, Non-Standard Mortgage Loans and Problem Mortgage Loans originated by New Century in accordance with the underwriting standards of New Century which were most recently approved by Salomon shall be eligible for financing under the Aggregation Line in accordance with the terms hereof. It is further understood that Salomon shall have absolute discretion in determining whether any Mortgage Loan is a Standard Mortgage Loan, Non-Standard Mortgage Loan or Problem Mortgage Loan and Salomon shall have the right to approve or disapprove any Mortgage Loan with an unpaid principal balance in excess of $1,000,000 (for which such Mortgage Loans, New Century shall have obtained two appraisals).

          (b)  Governing law.  This Letter Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of New York (without regard to its conflicts of laws principles).

          (c)  Amendment or Waiver.  This Letter Agreement may not be amended or
               -------------------
modified except in writing signed by each of the parties hereto.

          (d)  Counterparts.  This Letter Agreement may be executed
               ------------
simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

New Century Mortgage Corporation
March 31, 1998                                                          Page 13.


          (e)  Severability Clause.  Any part, provision, representation or
               -------------------
warranty of this Letter Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Letter Agreement shall deprive any party of the economic benefit intended to be conferred by this Letter Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Letter Agreement without regard to such invalidity.

          (f)  No Partnership.  Nothing herein contained shall be deemed or
               --------------
construed to create a co-partnership or joint venture between the parties hereto.

          (g)  Further Agreements. New Century and Salomon each agree to execute
               ------------------
and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Letter Agreement.

          (h)  Termination. Other than those sections intended to survive in the
               -----------
letter agreement dated August 27, 1997 between New Century and Salomon (including those sections related to indemnification), such letter agreement is hereby terminated.

          (i)  Expenses. In addition to those expenses set forth in Section 2(a)
               --------
above, New Century shall pay subject to prenegotiated caps, all costs and expenses related to any amendment of this Letter Agreement.

        Please confirm that the foregoing is in accordance with your understanding by signing this letter of agreement and two enclosed copies and returning to us the enclosed copies, The letter signed by you shall constitute a binding agreement between us as of the date first above written,

                              Yours sincerely,

                              SALOMON BROTHERS REALTY CORP.


                              By:    /s/ Vincent J. Varca
                                     --------------------
                              Name:  Vincent J. Varca
                                     --------------------
                              Title: Authorized Agent
                                     --------------------


                              SALOMON BROTHERS INC.


                              By:    /s/ Bruce M. Rose
                                     -----------------
                              Name:  Bruce M. Rose
                                     -----------------
                              Title: Managing Director
                                     -----------------



ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

By:     /s/ Brad A. Morrice
        -------------------
Name:   Brad A. Morrice
        -------------------
Title:  CEO
        -------------------

                                   EXHIBIT A

                           FORM OF RECOGNITION LETTER



Salomon Brothers Realty Corp.
Seven World Trade Center
New York, NY 10048

Attention:  Mr. Vincent Varca
            Facsimile No. (212) 783-3895


Re:  [Name and Date of] Servicing Agreement ("Agreement") between
     [Name of Sub-Servicer] and New Century Mortgage Corporation


Gentlemen:

    The undersigned, __________ ("Sub-Servicer"), having an address at __________________, _________ Attention: __________, has been informed by New
Century Mortgage Corporation ("New Century") that New Century from time to time enters into transactions with you ("SBRC") in which SBRC purchases mortgage loans serviced by SubServicer for New Century pursuant to the captioned Agreement, and New Century agrees to repurchase such mortgage loans on specified future dates (the agreement that provides for such purchases and repurchases, the "Purchase and Sale Agreement"). New Century has requested that Sub-Servicer provide this letter agreement to SBRC in order to, and Sub-Servicer hereby agrees to, acknowledge that SBRC shall have the right, upon a written notice to Sub-Servicer of a default by New Century under the Purchase and Sale Agreement and written notice to Sub-Servicer from First Bank National Association ("Custodian") that Custodian holds specified mortgage loans (the "Salomon Loans") for SBRC, to succeed immediately to New Century's rights under the Agreement. New Century hereby agrees to indemnify Sub-Servicer for any loss, liability, damage, judgement, cost or expense in any way related to the exercise of such right by SBRC with respect to the Salomon Loans.

                              Yours sincerely,

                              [SUB-SERVICER]


                              By: __________________
                              Name: ________________
                              Title: _______________

New Century Mortgage Corporation
March 31, 1998                                                          Page 16.


                              NEW CENTURY MORTGAGE
                               CORPORATION


                              By: __________________
                              Name: ________________
                              Title: _______________


Acknowledged and agreed:

SALOMON BROTHERS REALTY CORP.


By: _________________________
Name: _______________________
Title: ______________________